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Exhibit 10.2

FOURTH AMENDMENT TO LEASE

        This Fourth Amendment to Lease ("Fourth Amendment to Lease") is made this    day of November, 2004 but effective as of June 14, 2004, by and between GMAC MORTGAGE CORPORATION, as Special Servicer for LASALLE BANK NATIONAL ASSOCIATION (F/K/A LASALLE NATIONAL BANK), AS TRUSTEE FOR THE REGISTERED HOLDERS OF GMAC COMMERCIAL MORTGAGE SECURITIES, INC., MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C2 ("Servicing Agent"), (LaSalle Bank National Association (f/k/a/ LaSalle National Bank), as Trustee for the Registered Holders of GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates Series 1999-C2, is referred to herein as the "Trustee", and the Trustee and the Servicing Agent are collectively referred to herein as "Landlord") and WORLDGATE COMMUNICATIONS, INC., a Delaware corporation ("Tenant")

Recitals

        WHEREAS, Landlord is the successor in interest to 3190 T ASSOCIATES, L.P. a Pennsylvania limited partnership who was successor in interest to BALANCED CAPITAL LLC, and

        WHEREAS, BALANCED CAPITAL LCC as original landlord and Tenant entered into a certain Agreement of Lease dated October 7, 1998, which was amended by a First Amendment to Lease dated December 7, 1998, a Second Amendment to Lease dated December 17, 1998 and a Third Amendment to Lease dated February 15th 1999 (as so amended, the "Original Lease")

        WHEREAS, Tenant and Landlord desire that Tenant attorn to Landlord and that certain other modifications be made to the terms of the conditions of the Original Lease, and that in all other respects the Original Lease be ratified and confirmed;

        NOW THEREFORE, in consideration of the mutual promises contained in this Fourth Amendment to Lease, and intending to be legally bound hereby, Landlord and Tenant agree as follows:

        1.    Incorporation of Recitals:    The Recitals set forth above are incorporated into this Fourth Amendment to Lease as if set forth herein in full.

        2.    Definitions:    Capitalized terms not otherwise defined in this Fourth Amendment to Lease shall have the meaning given to them in the Original Lease.

        3.    Attornment:    The Tenant hereby attorns to Landlord and recognizes Landlord as Tenant's landlord under the Original Lease as amended by this Fourth Amendment to Lease (the Original Lease, as so amended by this Fourth Amendment to Lease, is referred to as the "Lease"). Tenant acknowledges that Landlord is not responsible for the acts or omissions of 3190 T Associates, L.P. or Balanced Capital LLC under the Original Lease.

        4.    Estoppel:    Tenant and Landlord represent and warrant to one another that (a) the Lease is in full force and effect and has not been amended, modified or superseded except as expressly set forth herein, (b) Landlord's predecessors in interest satisfactorily completed all construction work required by the Lease, (c) Tenant accepted the Leased Premises and is currently in possession of 16,169 square feet of space (the "Square Feet"), (d) As of the date hereof neither Tenant nor Landlord have any defense, offsets or counterclaims hereunder or otherwise against the other with respect to the lease or the Leased Premises, and neither Landlord nor Tenant is in default under the Lease, (e) Tenant has no knowledge of any pledge or assignment of the lease or rentals hereunder (other than the transfer of the Lease from 3190 T Associates L.P. to Landlord), (f) as of the effective date hereof rent has been accruing under the Lease but rent has not been paid by Tenant in advance or otherwise, and upon execution of this Fourth Amendment to Lease Tenant has tendered to Landlord Tenant's rent and Operating Expense payment for the partial month of June, and full months for July, August, September and October, 2004 calculated in accordance with the terms of this Fourth Amendment to Lease, and accordingly, subject to collection thereof, all rent due and owning has been paid in full by Tenant through October 31, 2004.

        5.    Term:    The Term of the Lease shall be "month to month" and may be terminated by either of Tenant or Landlord upon no less than ninety (90) days prior written notice.

        6.    Annual Fixed Rent:    Annual Fixed Rent for the Leased Premises shall be $15.00 per square foot per annum, based on the Square Feet.

        7.    Operating Expense Estimate:    During the thirty (30) day period following execution of the this Fourth Amendment to Lease the parties will work together in good faith to determine an equitable allocation of Operating Expenses for the 2004 Operating Year and thereafter, taking into account the Operating Expenses actually incurred and payments made by each party for Operating Expenses actually incurred. Within such thirty (30) period the parties will agree upon an Operating Expense allocation for the period from June 14, 2004 and October 31 and within fifteen (15) days thereafter Tenant shall remit to Landlord payment for the period from June 14, 2004 to October 31, 2004. Thereafter payment for Operating Expenses shall be made on a monthly basis in accordance with the terms and conditions of the Lease. Tenant agrees to continue be responsible for and to make payments for the electricity for the Leased Premises during the Term of the Lease.

        8.    Leased Premises:    The Leased Premises currently consists of 16,169 square feet. Accordingly, for purposes of calculating Tenant's Proportionate Share of Operating Expense, 16,169 square feet shall be used as the "Rentable Area of the Leased Premises" until such time, if any, as Tenant exercises its Expansion Option under Paragraph 11 of this Fourth Amendment to Lease.

        9.    Security Deposit:    The Tenant acknowledges and the Landlord confirms that Landlord is not holding a Security Deposit under the Lease.

        10.    Waiver of Purchase Option:    Tenant hereby irrevocably waives any rights it may have to purchase the Building whether under the Lease or otherwise, and accordingly Section 41 of the Original Lease is hereby deleted in its entirety.

        11.    Expansion:    So long as there is no uncured Event of Default under the Lease, Tenant may expand its tenancy at the Building by giving written notice to Landlord, effectively immediately (the "Expansion Notice"). The Expansion Notice shall include the amount of additional square footage that Tenant desires to lease under the lease and the location of such additional square footage within the Building. Upon the giving of such Expansion Notice, the lease shall be deemed to be amended to include within the definitions of Leased Premises and Rentable Area of Leased Premises the additional square footage referenced in the Expansion Notice and the leasing of such additional square footage shall be on all of the same terms and conditions of the lease, except that the Annual Fixed Rent and Operating Expenses shall be adjusted accordingly to reflect the additional square footage. The Expansion Notice, to be effective, must be accompanied by a payment of Annual Fixed Rent with respect to the additional square footage, pro-rated through the end of the calendar month in which the Expansion Notice is given. The expansion right granted in this paragraph 10 may be exercised by the Tenant from time to time during the Term. The Landlord has the right to confirm the amount of additional square footage in accordance with BOMA standards and the rent will be adjusted to reflect the actual additional square footage.

        12.    Landlord's Right of Entry:    Notwithstanding anything in Section 15 of the Original Lease to the contrary, Landlord may show the Leased Premises to prospective tenants and/or purchasers at any time during the Term, subject to any applicable notice provisions contained in said Section 15.

        13.    Notices:    Section 34 of the Original Lease is hereby amended by changing the addresses for notices as follows:

          If intended for Tenant—the notice address remains the same as in the Original Lease

          If intended for Landlord—GMACCM Asset Management

Mr. Jerry Stumpf GMAC Commercial Mortgage Asset Management 550 California Street, 14th Floor San Francisco CA 94104 FAX NO. 415-391-2949
With a copy to:	Barbara Ilsen, Esquire Dilworth Paxson, LLP 1735 Market Street, 32nd floor Philadelphia, PA 19103 FAX NO. 215-575-7200
With a copy to:	Richard L. Schleicher GVA Smith Mack Two Penn Center 1500 JFK Boulevard, Suite 411 Philadelphia, PA 19102 FAX NO. 215-864-0305

        14.    Ratification of Lease.    Landlord and Tenant hereby confirm the Original Lease as amended hereby remains in full force and effect and the Lease is hereby ratified and confirmed.

        15.    Counterparts.    This Fourth Amendment to Lease may be signed in counterparts which, when taken together, shall constitute a whole.

        16.    Confession of Judgment.    The Tenant expressly ratifies and confirms the confession of judgment provisions contained in the Lease.

        17.    WAIVER OF JURY TRIAL.    THE PARTIES HERETO IRREVOCABLY WAIVE ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THE LEASE. THE PARTIES ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

        IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Fourth Amendment to Lease as a sealed instrument effective as of June 14, 2004.

WORLDGATE COMMUNICATIONS, INC. ("Tenant")
Attest:	By:

Name:	Name;

Title:	Title:

GMAC Commercial Mortgage Corporation, as Servicing Agent for LaSalle Bank National Association (f/k/a LaSalle National Bank) as Trustee for the Registered Holders of GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates Series 1999-C2
("Landlord")
Attest:	By:

Name:	Name;

Title:	Title:

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  Exhibit 10.2